UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2018

Date of Report

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Forsyth Street Suite 200 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 516-5436

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, Dr. Juan Vera was appointed to the Board of Directors of Marker Therapeutics, Inc. (“Marker” or the “Company”) on October 17, 2018. On October 19, 2018, the Company entered into a consulting agreement (the “Consulting Agreement”) with Dr. Vera pursuant to which Dr. Vera will be providing consulting services as a Chief Development Officer. Dr. Vera will be paid an annual base consulting fee (the “Annual Base Consulting Fee”) of $350,000 and shall also be eligible to receive a discretionary cash payment of up to 35% of the Annual Base Consulting Fee. The term of the Consulting Agreement is twelve (12) months and may be renewed by written agreement of the parties. The Consulting Agreement also contains non-competition and non-solicitation covenants by Dr. Vera. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Consulting Agreement, Dr. Vera also entered into a Stock Option Award Agreement in which he was granted options to purchase 500,000 shares of Company common stock under the Company’s 2014 Omnibus Stock Ownership Plan, as amended (the “Plan”) at an exercise price of $9.18 per share, the closing price on October 19, 2018, the date of grant. One quarter of the shares vest on the first anniversary of the grant date and the remainder of the shares subsequently vest in equal monthly installments over a three year period upon the continued performance of consulting services by Dr. Vera for the Company through the vesting dates.  A copy of the Form of Stock Option Award Agreement for Consultants is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

Executive Officer Equity Awards. On October 19, 2018, the Board of Directors of Marker approved discretionary stock option awards, as recommended and approved by the Compensation Committee, for the Company’s executive officers and certain employees. Mr. Peter Hoang, the Company’s Chief Executive Officer and Mr. Michael Loiacono, the Company’s Chief Financial Officer, were granted options to purchase, 1,359,855 and 300,000 shares of Company common stock, respectively, under the Company’s Plan, at an exercise price of $9.18 per share, the closing price on October 19, 2018, the date of grant. Mr. Hoang’s options vest immediately. Mr. Loiacono’s options vest in equal monthly installments over four years. The stock option awards are subject to the terms and conditions of the Plan (other than those terms of the Plan applicable only to performance-based awards intended to qualify for the Section 162(m) exemption repealed by the Tax Cuts and Jobs Act ). A copy of the Form of Stock Option Award Agreement for Employees is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01. Other Events.

Consulting Agreement with Dr. Ann Leen. The Company also entered into a Consulting Agreement and Stock Option Award Agreement with Dr. Ann Leen, under terms similar to Dr. Vera’s Consulting Agreement and Stock Option Award Agreement, to provide consulting services as a Chief Scientific Officer.

Equity Awards. The Company also granted an aggregate of 380,000 stock options under the Plan to other employees, one of which is Ms. Tsvetelina Hoang, Mr. Hoang’s wife who is employed with the Company as Vice President, Research & Development. The employee options also had an exercise price of $9.18 per share, the closing price on October 19, 2018, the date of grant and were subject to vesting over four years.

Press Release. On October 23, 2018, the Company issued a press release announcing executive appointments. A copy of the press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial information and exhibits

(d) Exhibits.

Number	Description
10.1	Consulting Agreement between Dr. Juan Vera and Marker Therapeutics, Inc. dated October 19, 2018.

10.2*	Form of Stock Option Award Agreement-Consultant

10.3*	Form of Stock Option Award Agreement-Employee

99.1	Press Release dated October 23, 2018.

*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKER THERAPEUTICS, INC.
Date: October 23, 2018	By:	/s/ Michael Loiacono
	Name:	Michael Loiacono
	Title:	Chief Financial Officer